Exhibit 10.24

ChampionX 2445 Technology Forest Blvd. Building 4, 12th Floor The Woodlands, TX 77381 championX.com

December 23, 2024

[Name]

Re: Section 280G Mitigation Agreement
Dear [Name]:
    You currently hold certain Restricted Stock Unit awards and Performance Share Awards granted under the ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan (the “2018 Plan”) identified on Schedule A (the “Outstanding RSU Awards”)[ and Schedule B (the “Outstanding PSA Awards”)] pursuant to the terms of the award agreements so identified (each, an “Award Agreement”). In order to mitigate the potential impact on you of Sections 280G and 4999 of the Internal Revenue Code, the Compensation Committee has approved the early settlement of certain of your Outstanding RSU Awards by the issuance to you of shares of restricted common stock of ChampionX Corporation (the “Company”), net of applicable withholding taxes, as described below (the “Restricted Stock”)[ and the acceleration and settlement of certain of your Outstanding PSA Awards, net of applicable withholding taxes].
    This letter agreement represents an amendment to each of the Award Agreements. Capitalized terms not defined herein have the meanings set forth in the applicable Award Agreement.
I.Settlement of Outstanding Restricted Stock Unit Awards
A.Restricted Stock Unit Awards
You acknowledge and agree that each Award Agreement listed below is hereby amended such that the applicable numbers of Restricted Share Units identified below shall be settled in Restricted Stock issued under the 2018 Plan no later than December 31, 2024. The number of shares issued as Restricted Stock will be reduced by the number of Shares withheld for payment of withholding taxes, as described below (the “Withholding Shares”). The Restricted Stock and the Withholding Shares shall be subject to the terms described in Sections I(B) and I(C) below.
2022 Restricted Stock Unit Award Agreement (1): [        ] unvested Restricted Stock Units otherwise scheduled to vest in calendar year 2025.
[2022 Restricted Stock Unit Award Agreement (2): [        ] unvested Restricted Stock Units otherwise scheduled to vest in calendar year 2025.]

2023 Restricted Stock Unit Award Agreement: [        ] unvested Restricted Stock Units otherwise scheduled to vest in calendar year 2025 and [        ] unvested Restricted Stock Units otherwise scheduled to vest in calendar year 2026.
2024 Restricted Stock Unit Award Agreement: [        ] unvested Restricted Stock Units otherwise scheduled to vest in calendar year 2025, [        ] unvested Restricted Stock Units otherwise scheduled to vest in calendar year 2026, and [        ] unvested Restricted Stock Units otherwise scheduled to vest in calendar year 2027.

B.Restricted Stock Award
You will receive a new Restricted Stock Award agreement under the 2018 Plan (“RSA Agreement”) in connection with the settlement of the Outstanding RSU Awards as provided above. The RSA Agreement will provide for the same vesting requirements as the underlying Restricted Stock Unit Awards. In the event of a termination of your employment prior to any applicable vesting date under circumstances that would otherwise have resulted in a forfeiture of all or any portion of your Outstanding RSU Awards, a pro-rated portion of the Shares of Restricted Stock will be forfeited. All other terms, including the right to accelerated vesting (non-forfeiture) upon termination of employment under certain circumstances upon a Change in Control, will also apply to your Restricted Stock Award on the same basis as applied to your Outstanding RSU Awards.

No later than January 20, 2025, you shall make an election under Section 83(b) of the Internal Revenue Code in the form attached hereto as Exhibit A with respect to the Restricted Stock Award. As a result of the Section 83(b) election, you will recognize ordinary taxable income on the Fair Market Value of the Restricted Stock Award on the date of settlement.
C.Withholding Shares
In connection with the issuance of the Restricted Stock Award and the Section 83(b) election described above, the Company will be required to pay applicable withholding taxes on your behalf. This will be accomplished through a “net settlement” of your Restricted Stock award, by reducing the number of shares actually issued to you as Restricted Stock by the number of Withholding Shares necessary for the payment of withholding taxes. This withholding rate will be calculated at [    ]% of your total Shares, and the Company will remit the withholding taxes to the applicable taxing authorities.
In the event of a termination of employment following the date hereof prior to any applicable vesting date under an Award Agreement with respect to the Withholding Shares under circumstances that would qualify as a “Voluntary Termination” or a “Termination for Cause” under the ChampionX Amended and Restated Senior Executive Change in Control Severance Plan (the “Severance Plan”), the Withholding Shares shall be subject to recovery by the Company. Within thirty (30) days following written notice from the Company, you shall repay to the Company the Fair Market Value of the Withholding Shares at the time of settlement of your Outstanding RSU Awards as provided herein. In the event of a “Termination Without Cause,” or a “Good Reason Termination”, or by reason of death or “Disability” (as defined in the Severance Plan), the Withholding Shares shall not be subject to recovery by the Company.

D.CHX-SLB Merger Agreement
The Restricted Stock issued to you under the RSA Agreement shall be treated in the same manner as the underlying Restricted Stock Units are treated under the terms of the Agreement and Plan of Merger (the “Merger Agreement”) entered into between the Company, Schlumberger Limited (“Sodium”), Sodium Holdco, Inc., and Sodium Merger Sub, Inc., dated as of April 2, 2024, as approved by the Board of Directors of the Company.

II.Settlement of Outstanding Performance Share Awards
E.     Performance Share Awards

You acknowledge and agree that each Award Agreement listed below is hereby amended such that the applicable numbers of Performance Share Awards identified below shall be accelerated at [    ]% of Target and the Company will issue you the number of shares of Common Stock equal to the number of Performance Shares that have thus become vested, less the number of shares required to satisfy applicable tax withholding. This withholding rate will be calculated at [     ] % of your total Shares, and the Company will remit the withholding taxes to the applicable taxing authorities.
2022 Performance Share Award Agreement: [        ] unvested Performance Stock Units.
F.     Adjustment based on Final Performance
In the event that, as of the end of an applicable Performance Period, the aggregate number of Performance Shares that become vested under an applicable Award Agreement is greater than the applicable number of Performance Shares set forth above, then such additional number of Performance Shares shall be payable in accordance with the terms of the applicable Award Agreement. No adjustment shall be made in the event that the aggregate number of Performance Shares that become vested under an applicable Award Agreement is less than the applicable number of Performance Shares set forth above.]
* * * * *
All provisions of this letter agreement shall be effective as of the date first set forth above. Except as specifically provided for in this letter agreement, all of the terms of the Award Agreements, as applicable, shall remain unchanged and are hereby confirmed and remain in full force and effect. This letter agreement shall be governed by and construed in accordance with the laws of Delaware without regard to its conflicts of law provisions.
COMPANY:
ChampionX Corporation

By:__/s/ Jordan Zweig__________________
Name: Jordan Zweig
    Title: Chief Human Resources Officer

Acknowledged and Agreed:

[Name]

SCHEDULE A
SCHEDULE OF RESTRICTED STOCK UNIT AWARDS

Restricted Stock Unit Award Agreement between you and the Company dated as of February 17, 2022 (the “2022 RSU Award (1)”)
[Restricted Stock Unit Award Agreement between you and the Company dated as of February 17, 2022 (the “2022 RSU Award (2)”)]
Restricted Stock Unit Award Agreement between you and the Company dated as of February 16, 2023 (the “2023 RSU Award”)
Restricted Stock Unit Award Agreement between you and the Company dated as of February 15, 2024 (the “2024 RSU Award”)

Exhibit A
Section 83(b) Election
The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.
1. The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:
TAXPAYER’S NAME:
TAXPAYER’S SOCIAL SECURITY NUMBER:
ADDRESS:
TAXABLE YEAR: Calendar Year 2024

2. The property which is the subject of this election is          shares of common stock (“Shares”) of ChampionX Corporation.
3. The property was transferred to the undersigned on December 20, 2024.
4. The property is subject to the following restrictions: The Shares are subject to forfeiture for no consideration in the event of certain terminations of service or failure to satisfy certain performance conditions.
5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $        .
6. For the property transferred, the undersigned paid $0.
7. The amount to include in gross income is $        .
The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the Company. The undersigned is the person performing the services in connection with which the property was transferred.
Dated: __________________________________
Taxpayer: ________________________________

SCHEDULE B
SCHEDULE OF PERFORMANCE SHARE AWARDS

Performance Share Award Agreement between you and the Company dated as of February 17, 2022 (the “2022 PSU Agreement”)]